UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2023

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 11, 2023, ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”) priced its previously announced underwritten public offering pursuant to which the Company has agreed to issue and sell an aggregate of 1,898,735 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $39.50 per share, for aggregate gross proceeds of approximately $75 million, before deducting underwriting discounts and commissions and estimated fees and expenses payable by the Company in connection with the offering (the “Offering”). Pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between the Company and Guggenheim Securities, LLC (the “Underwriter”), the Company granted to the Underwriter a 30-day option to purchase up to an additional 284,810 shares of Common Stock.

The closing for the Shares is expected to take place on or about May 16, 2023, subject to the satisfaction of customary closing conditions. The Shares offered by the Company in this transaction were registered under the Company’s existing shelf registration statement on Form S-3 (File No. 333-239771), which was previously filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2020, and declared effective by the SEC on July 17, 2020. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events

On May 12, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about the Company. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements about the underwritten public offering and the closing thereof. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause the Company’s actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 11, 2023, by and between ANI Pharmaceuticals, Inc. and Guggenheim Securities, LLC
99.1	Press Release of the Company, dated May 12, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2023	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer